EXHIBIT 10.11

                                LICENCE TO OCCUPY


THIS Licence is made the First of January two thousand and five between Electronic Game Card Inc whose office is at 712 Fifth Avenue 19th Floor New York NY 10019 (hereinafter called "the Licensor") of the one part and Bioaccelerate Inc whose registered office is at 712 Fifth Avenue 19th Floor New York NY 10019 (hereinafter called "the Licensee") of the other part WITNESSETH as follows:

1. THE Licensor shall permit the Licensee to occupy part of the premises known as 712 Fifth Avenue 19th Floor New York NY 10019 ("the Premises") more fully described in the First Schedule.

2. The period of occupation by the Licensee shall be for a period of one year less one day commencing on the date hereof ("the Licence Period").

3.   THE Licensee hereby agrees and undertakes with the Licensor as follows:

     (A) To pay a monthly licence fee at the rate of $2500.00 per month in advance from the date hereof.

     (B) To pay and discharge all telephone charges, Internet, electricity and ancillary charges in respect of the Premises for such services as used by the Licensee during the Licence Period.

     (C) To indemnify the Licensor from and against all and any claims demands damages costs and expenses which may be brought or made against or suffered or incurred by the Licensor in respect of or arising out of any accident or invitation (either expressed or implied) of the Licensee and to indemnify the Licensor against any loss or claim or expenses incurred by the Licensor by reason of any damage caused to the Premises (other than by any risk against which the Licensor is insured) by the Licensee

     (D) Not to make any alterations or additions to the Premises or any part or parts thereof

     (E) Not to part with possession of the premises or any part or parts thereof

     (F) To reinstate the Premises and fixtures and fittings therein upon the expiry of the Licence Period to their condition at the date hereof

     (G)  To vacate the Premises on the expiry of the Licence Period.


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4.   This Licence may be terminated prior to the expiry of the Licence Period :

     (A) by the Licensor giving notice to the Licensee at any time during the License Period in the event of a breach by the Licensee of any of his agreements contained in Clause 3 hereof in which event this Licence (and the rights granted to the Licensee hereunder) shall determine forthwith upon service of such notice but without prejudice to the rights of either party in respect of any breaches of this Licence which may have occurred prior to the date of determination as aforesaid.

     (B) by either party to this Licence giving three month's notice in writing to the other party pursuant to this sub-clause such notice not to be given until after the expiry of six months from the date of this Licence in which event this Licence (and the rights granted to the Licensee hereunder) shall determine one month after service of such notice but without prejudice to the rights of either party in respect of any breaches of this Licence which may have occurred prior to the date of determination as aforesaid.




                                            /s/ Linden Boyne
                                            ---------------------------
SIGNED as a deed on behalf of               Authorised Signatory
Electronic Game Card, Inc


                                            /s/ Alan Bowen
                                            ---------------------------
SIGNED as a deed on behalf of               Authorised Signatory
Bioaccelerate Inc



                                   SCHEDULE 1

Office space on the 19th Floor of 712 Fifth Avenue facing Sixth Avenue and including use of meeting rooms, staff kitchen and toilet facilities.